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ExxonMobil
Energy lives here

Executive Compensation Overview
2014

Audio Webcast
Audio Webcast
May 14, 2014
1:00 p.m. CT
Before you cast your vote on
Management Resolution Item 3 –
Advisory Vote to Approve Executive
Compensation,
please review the
Executive Compensation Overview, as
well as the more detailed information
included in the Compensation
Discussion and Analysis, compensation
tables, and narrative in ExxonMobil’s
2014 Proxy Statement.

1
Good afternoon and welcome to today’s webinar to discuss ExxonMobil’s executive compensation program.
This webinar is part of a broad shareholder outreach effort at the direction of the Compensation Committee of the Board of Directors.
Randy and I would like to thank you for the opportunity to discuss this important topic and we appreciate you taking the time to participate this afternoon.
We expect our prepared comments to take about 40 minutes, leaving the balance of our time today for questions and answers.  Please feel free to submit your questions via the Internet at any time during the session.
Before you cast your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive
Compensation,
please review the
Executive Compensation Overview, as well as the more detailed information included in the Compensation Discussion and Analysis, compensation tables, and narrative in ExxonMobil’s 2014 Proxy Statement.
•
•
•
•
•

EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
2
Forward-Looking Statements
Statements regarding future events or conditions are forward-looking statements. Actual future results, including project plans, schedules, and results, as well as the impact of compensation incentives, could differ materially due to changes in oil and gas prices and other factors affecting our industry, technical or operating conditions, and other factors described under the heading “Factors Affecting Future Results” in our most recent Form 10-K and on the “Investors” page at our website at exxonmobil.com.
Financial and Operating Terms
This presentation includes certain non-GAAP financial measures, including Return on Average Capital Employed, Free Cash Flow, and Cash from Operations and Asset
Sales. For definitions of and additional information concerning these terms, including information required by SEC Regulation G, see the “Frequently Used Terms” on the
“Investors” page of our website at exxonmobil.com. References in this report to oil-equivalent barrels, resources, and similar terms may include quantities of oil and gas that are not yet classified as proved reserves under SEC definitions but that we believe will ultimately be developed and moved into the proved reserve  category. The term
“project” as used in this presentation may refer to a variety of different activities and does not necessarily have the same meaning as under any government payment transparency reports.
Compensation-Related Terms
Reported Pay is Total Compensation reported in the Summary Compensation Table, except for years 2006 to 2008, where the grant date value of restricted stock as provided under current SEC rules is used to put all years of compensation on the same basis.
Realized Pay is compensation actually received by the CEO during the year, including salary, current bonus, payouts of previously granted Earnings Bonus Units (EBU), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for other companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table.  It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans.
Unrealized Pay includes the value based on each compensation benchmark company’s closing stock price at fiscal year-end 2013 of: unvested restricted stock awards;
unvested long-term share and cash performance awards valued at target levels; and the “in the money” value of unexercised stock options (both vested and unvested), in each case for awards granted during the covered period.  If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award.
Compensation Benchmark Companies consist of: AT&T, Boeing, Caterpillar, Chevron, Ford, General Electric, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United
Technologies, and Verizon.
Cautionary Statement and Definitions

•
• You may also refer to our website, www.exxonmobil.com, for additional information as well as definitions of key financial and operating terms that we will use today.
2
I would particularly call your attention to the definitions included on Slide 2 of certain compensation-related terms, which differ in some respects from compensation totals reported in the proxy statement tables.  We will be discussing these terms in more detail in today’s webinar.

EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
3
Agenda
Agenda
•
SHAREHOLDER
ENGAGEMENT
•
HEADLINES
•
LONG-TERM
BUSINESS
PERFORMANCE
AND
BASIS
FOR
COMPENSATION
DECISIONS
•
CEO COMPENSATION
•
ANNUAL
BONUS
PROGRAM
•
EQUITY
INCENTIVE
PROGRAM
•
EXXONMOBIL
PROGRAM VS.
FORMULA-BASED
PAY
•
QUESTIONS AND
ANSWERS

3
• We will begin our review with a quick recap of our shareholder engagement in 2013 and the business performance for this period.
• The balance of the review will focus on how the compensation program is carefully designed to support our business and incentivize management to achieve long-term, sustainable shareholder value.
• We will also address the suggestion from some shareholders that ExxonMobil consider a formula-based methodology based on three-year TSR versus the industry.
• We will have time for questions and answers at the end of this session.

EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
4
Positive shareholder feedback was received on the
following:
SHAREHOLDER
ENGAGEMENT
The unique long-term orientation of the overall ExxonMobil
compensation program.
Alignment with Business Model:  Chart that illustrated how the equity program aligns with ExxonMobil capital investment lead times and cash flows.
Risk of forfeiture and cancellation provisions in equity grants.
Expanded disclosure of the bonus program formula.
Disclosure of seven years of realized pay history.
Linkage of the compensation programs to continuity of
leadership.

4
• Ongoing shareholder engagement is a high priority for ExxonMobil and the Compensation Committee of the Board of Directors.
This means we are committed to engagement between shareholders and the Company to fully understand diverse viewpoints on the topic of executive compensation and to ensure shareholder understanding of ExxonMobil's executive compensation program.
• The Committee has carefully considered the results of the 2013 advisory vote in which more than 70 percent of votes cast supported the say-on-pay resolution.
• The Compensation Discussion and Analysis (CD&A) and brochure describe our exchange with shareholders in 2013 both before and after the vote on executive compensation.
•
This expansive dialogue provided an excellent opportunity to exchange perspectives and improve understanding.
• A summary of the positive feedback we received from our shareholders on our compensation program is described on this slide.
(Cover points on slide)

EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
5
Shareholders requested additional information on the
following:
Equity
Program:
Further explanation on the Compensation
Committee’s determination that time-vested restricted stock
or restricted stock units with long vesting periods are the most effective method for aligning with the fundamentals of the
business model and the experience of long-term shareholders.
Realized Pay
Benchmark:
Disclosure of realized pay for our
compensation benchmark companies compared to
ExxonMobil’s CEO.
Vesting
Methodology:
Further explanation of the
ExxonMobil vesting terms given that half of the stock-based
grants require 10 years or longer to vest.
SHAREHOLDER
ENGAGEMENT

5
•
We have incorporated a response to these requests into our disclosure this year and will be covering them in  this webinar.
• We also received several questions which typically took the form of requests for additional information or clarification in these three areas:
Further explanation on the Compensation Committee’s determination that time-vested restricted stock or restricted stock units with long vesting periods are the most effective method for aligning with the fundamentals of the business model and the experience of long-term shareholders, versus formula-based compensation tied to three-year total shareholder return (TSR).
  Disclosure of realized pay for our compensation benchmark companies compared to
ExxonMobil’s CEO.
Further explanation of the ExxonMobil vesting terms given that half of the stock-based grants
Equity Program:
Realized Pay Benchmark:
Vesting Methodology:
require 10 years or longer to vest.

EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
6
HEADLINES
• 30-percent reduction in CEO reported compensation.
• For the CEO’s tenure from 2006 to 2013:
–
Ranked 10 of 13 in cumulative realized compensation
among compensation benchmark companies
–
Ranked 8 of 13 in combined cumulative realized and
unrealized compensation among compensation
benchmark companies
• Vesting periods for stock-based compensation far
longer than most companies.
• Half of the annual bonus is delayed.
• No employment agreements, severance
arrangements, or change-in-control arrangements.
• All U.S. executives participate in common programs.

6
Before you cast your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation for 2014,
here are some of the headlines of our compensation program to consider.
We will be sharing specific charts and data that elaborate on these key points during this webinar.
–
All U.S. executives (more than 1,000, including the CEO), participate in  common programs (the same salary, incentive, and retirement programs).
– No Contracts: No employment agreements, severance arrangements, or change-in-control arrangements.
– Half of the annual bonus is delayed to strengthen alignment with sustainable growth in shareholder value and allow for forfeiture in the event of executive resignation or detrimental activity.
– Vesting periods for stock-based compensation are far longer than most companies.
– In the last few years, the media and others have reported that ExxonMobil CEO is the highest paid versus comparator companies.  However, we’ll share with you our analysis (using combined realized and unrealized pay) that shows otherwise.
– ExxonMobil CEO reported pay as disclosed in the Summary Compensation Table (SCT) shows a 30-percent reduction due to a 20-percent reduction in bonus and a reduction in pension value. We will also show that if the full negative change in value of pension were included, it would result in an even larger decrease of 46 percent in reported pay.

EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
7
Financial and Operating Performance
•
•
•
•
Earnings of $32.6 billion in 2013, a 27-percent decrease
versus 2012.  Five-year annual average of $33.7 billion
in earnings.
Distributed $25.9 billion to shareholders in dividends
and share purchases in 2013 and $318 billion since the
beginning of 2000.  Dividends per share increased for
the 31st consecutive year.
Industry-leading return on average capital employed
(ROCE) of 17.2 percent, with a five-year average of 21
percent.
Strong safety and operations performance supported
by effective risk management.
SHORT-TERM
BUSINESS
PERFORMANCE
AND
BASIS FOR
COMPENSATION
DECISIONS

7
• We often get asked the basis of the Compensation Committee assessment of the CEO’s performance.  In the next few slides, we will share the metrics and the business results that the Committee reviews.  It is a rigorous assessment that looks at both the short- and long-term business performance.
•
The Committee links the short-term incentive compensation to key short-term financial and operating performance:
In 2013, the Corporation sustained solid financial and operating performance despite global economic challenges and a fair degree of uncertainty.
We delivered industry-leading earnings of $32.6 billion, a decrease of 27 percent due mostly to lower gains on asset sales.
Over the last five years, we have averaged almost $34 billion in earnings.
Total shareholder distributions were $25.9 billion. Dividends per share increased for the 31st  consecutive year.
We also maintained an industry-leading return on average capital employed of 17.2 percent.
Key to sustainability and maintaining our license to operate, we achieved strong safety, environmental, and operations performance, supported by effective risk management systems.

Strategic Business Results
Started up six major projects.
Added 6.6 billion oil-equivalent barrels of new
resources.
Achieved exploration discoveries totaling 1.5 billion
oil-equivalent barrels.
Captured new exploration acreage.
Progressed and expanded the Strategic Cooperation
Agreement with Rosneft.
Commissioned a new diesel hydrotreater in
Singapore.
Completed multiyear conversion to a branded
wholesaler business model in the United States.
Started up the Singapore Chemical Expansion
project.
Progressed construction of a 400–thousand-tonnes-
per-year specialty elastomers project in Saudi
Arabia.
Advanced plans for a major expansion at our
Texas facilities.
Upstream
Downstream
Chemical
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
8
LONG
-TERM
BUSINESS
PERFORMANCE
AND
B
ASIS FOR
COMPENSATION
DECISIONS

8
• Another key performance criterion underlying the compensation decisions made by our Compensation Committee in 2013 was the progress achieved on several long-term strategic priorities.  The accomplishments outlined on Slide 8 are expected to have a positive impact on Company performance for decades, potentially generating significant shareholder value.
•
In the Upstream:
–
Started up several major projects with gross facility capacity of more than 930 thousand oil-equivalent barrels per day.
–
Added 6.6 billion oil-equivalent barrels of new resources.
–
Achieved exploration discoveries totaling 1.5 billion oil-equivalent barrels and captured new exploration acreage in several countries.
–
Progressed and expanded the Strategic Cooperation Agreement with Rosneft.
•
In the Downstream and Chemical business:
–
Commissioned a new diesel hydrotreater in Singapore to increase ultra-low sulfur diesel production capacity to meet growing demand for this product in the region.
–
Completed multiyear conversion to a branded wholesaler business model in the United States.
–
Started up the Singapore Chemical Expansion project.
–
Progressed construction of a 400–thousand-tonnes-per-year specialty elastomers project in Saudi Arabia.
–
Advanced plans for a major expansion at our Texas facilities.

1 Safety Performance

Lost-Time Injuries and Illnesses Rate

ExxonMobil Employees
U.S. Petroleum Industry Benchmark Employees(1)
ExxonMobil Contractors
U.S. Petroleum Industry Benchmark Contractors(1)
(incidents per 200,000 work hours)
0.5
0.4
0.3
0.2
0.1
0
2001
02
03
04
05
06
07
08
09
10
11(2)
12
2013

Safety is a core value for ExxonMobil, and nothing receives more attention from management.

- Safety performance is a leading indicator of business performance.

2 Return on Average Capital Employed (ROCE)[3]

Industry Group

2013
2009–2013 average
(percent)
25
20
15
10
5
0
ExxonMobil
Chevron
Shell
Total
BP

ExxonMobil's proven business model continues to deliver ROCE leadership in the industry.

- Disciplined investments through the business cycle position the Company for long-term performance.
- Strength of integrated portfolio, project management, and technology application.

Long-Term Business Performance
(1) Employee and contractor safety data from participating American Petroleum Institute companies (2013 industry data not available at time of publication).
(2) XTO Energy Inc. data included beginning 2011.
(3) Competitor data estimated on a consistent basis with ExxonMobil and based on public information.
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
9

9
•
•
In 2013, our safety performance continues to improve and remains strong in the industry.
In 2013, ExxonMobil’s ROCE was 17.2 percent, about 3.5 percentage points higher than our nearest competitor.  Over the past five years, ROCE averaged 21 percent, about 5 percentage points higher than our nearest competitor.

3 Total Free Cash Flow[4]

Industry Group

■ 2013 ▨ 2009–2013 average
(dollars in billions)
25
20
15
10
5
0
–2
ExxonMobil
Chevron
Shell
Total
BP

4 Shareholder Distributions

Shareholder Distributions as Percent of Cash Flow from Operations and Asset Sales[5]

ExxonMobil
Chevron
Shell
Total
BP
(percent)
100
80
60
40
20
0
2009
2010
2011
2012
2013

ExxonMobil's superior cash flow provides financial flexibility.

- Generated $104 billion of free cash flow since beginning of 2009.
- Industry-leading cash flows enable ExxonMobil to fund attractive investment opportunities and unmatched shareholder distributions.

ExxonMobil leads the industry in shareholder distributions.

- Distributed 50 cents of every dollar of operating cash flow generated from 2009 to 2013.

Long-Term Business Performance
(4) Competitor data estimated on a consistent basis with ExxonMobil and based on public information; excludes impact of Gulf of Mexico spill and TNK-BP divestment for BP.
(5) Shareholder distributions consist of cash dividends and share buybacks.
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
10

10
During this five-year period, ExxonMobil distributed to shareholders 50 percent of the cash flow from operations and asset sales.
Since the beginning of 2009, ExxonMobil has distributed $131 billion to shareholders, including $47 billion of dividends and $84 billion of share repurchases to reduce shares outstanding.
Let’s now take a look at shareholder distributions.
Chart 3 shows that over the past five years, ExxonMobil generated $104 billion of free cash flow.
Another measure of the value created through strong financial and operating performance is the cash flow remaining after fully funding attractive investment opportunities.  We added a new chart this year to illustrate this.

5 Total Shareholder Returns[6]

Industry Group

ExxonMobil
Industry Group Average(7)
(percent)
20
15
10
5
0
1 Year
3 Years
5 Years
10 Years
20 Years
30 Years

ExxonMobil leads the industry in total shareholder return (TSR) in almost all performance periods.

6 10-Year Cumulative Returns[6]

Industry Group and Compensation Benchmark Companies

ExxonMobil
Industry Group Average(7)
Compensation Benchmark Average(8)
(percent)
200
150
100
50
0
-10
2004
05
06
07
08
09
10
11
12
2013

- Maintained strong relative performance through the financial crisis.

Long-Term Business Performance
(6) Annualized returns assuming dividends are reinvested when paid.
(7) Royal Dutch Shell, BP, Chevron, and Total weighted by market capitalization.
(8) AT&T, Boeing, Caterpillar, Chevron, Ford, General Electric, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon.
11
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR

11
TSR of companies in the same industry with similar size and scale is the most relevant metric for comparing shareholder returns.
ExxonMobil leads the industry in TSR in almost all performance periods.
Chart 6 shows that ExxonMobil generated superior returns through a range of economic environments and cycles, and we maintained strong relative performance through the financial crisis.
I will now turn it over to Randy who will take you through the highlights of the CEO compensation.
Over the last decade, the S&P annualized return was 7 percent, versus ExxonMobil’s annualized return of 12 percent.

2013 REPORTED PAY

7 CEO Reported and Adjusted Pay – 2013 vs. 2012

	2012	2013	2013 vs. 2012
Total Reported Pay	$ 40,266,501	$ 28,138,329*	-30%
Negative Pension Adjustment[1]	$ —	-$ 6,240,556	—
Total Adjusted Pay	$ 40,266,501	$ 21,897,773	-46%

*No change in number of equity awards granted.

- 46-percent reduction in reported pay if full impact of pension valuation considered.
- Pension value impacted by interest rate change.

8 CEO Reported Pay vs. TSR – 2006 to 2013

CEO Reported Pay
Total Shareholder Return(2)
(percent)
40
30
20
10
0
-10
-20
-30
2006
2007
2008
2009
2010
2011
2012
2013

The relationship between change in ExxonMobil CEO's reported pay and ExxonMobil's total shareholder return (TSR) throughout the CEO's tenure is as shown.

CEO COMPENSATION
(1) In 2013, the change in pension value was negative (-$6.24 million), but under SEC reporting rules, a negative change in pension value must be shown in the Summary Compensation Table as zero. This shows the impact the full negative pension valuation would have if applied to total compensation.
(2) TSR represents annualized returns assuming dividends are reinvested when paid.
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR 12

12
There is a 30-percent reduction in reported pay primarily due to 20-percent reduction in bonus and change in pension value (due to the interest rate change).
A negative number for change in pension cannot be reflected on the SCT per the SEC rules, but with the full impact of pension valuation considered, the CEO reported pay decreased 46 percent from 2012.
Chart 8 shows the relationship between the percentage change in ExxonMobil CEO’s reported pay and ExxonMobil’s TSR throughout the CEO’s tenure.
A substantial portion of the compensation granted by the Compensation Committee to the CEO and reported in the SCT represents an incentive for future performance, not current cash compensation.  This long-term incentive pay will not actually be received by the CEO for many years in the future and remains at risk of forfeiture.  The next several charts will demonstrate this point.
•
Thank you, David.
Chart 7 shows the Summary  Compensation  Table (SCT) reported pay for 2013 versus 2012.
•
•
–
–

REALIZED PAY VS. REPORTED PAY

9 CEO Realized and Reported Pay – 2006 to 2013

Year of Compensation	Realized Pay	Reported Pay	Realized Pay vs. Reported Pay	Realized Pay as a Percentage of Reported Pay
2013	**$15,768,829**	**$28,138,329**	**-$12,369,500**	**56%**
2012	$ 15,561,163	$ 40,266,501	-$ 24,705,338	39%
2011	$ 24,637,196	$ 34,920,506	-$ 10,283,310	71%*
2010	$ 14,229,609	$ 28,952,558	-$ 14,722,949	49%
2009	$ 8,530,165	$ 27,168,317	-$ 18,638,152	31%
2008	$ 10,212,091	$ 32,211,079	-$ 21,998,988	32%
2007	$ 12,884,308	$ 27,172,280	-$ 14,287,972	47%
2006	$ 6,712,435	$ 22,440,807	-$ 15,728,372	30%
			Average	**44%**

*Exercised last stock options granted in 2001 that would have expired in 2011. No stock options granted since 2001.

10 CEO Realized Pay vs. Compensation Benchmark Companies – 2012

(dollars in thousands)	Realized Pay	Reported Pay(3)	Realized Pay as a Percentage of Reported Pay
Comparator Companies			
Highest	$ 68,443	$ 20,956	327%
Median	$ 23,989	$ 19,280	124%
Lowest	$ 6,008	$ 10,977	55%
ExxonMobil	$ 15,561	$ 40,267*	39%
ExxonMobil – Position	**11 of 13**	**1 of 13**	

*$28 million in 2013; 2013 comparator company data not available at time of publication.

ExxonMobil CEO's realized pay ranked 11th among the compensation benchmark companies.

CEO COMPENSATION (3) Reported pay values shown correspond to the companies with the highest, median, and lowest realized pay values. EXXONMOBIL 2014 EXECUTIVE COMPENSATION OVERVIEW WEBINAR 13

13
Looking at reported pay in isolation is not the most complete way to view or compare compensation across a group of companies. For this reason,  we started disclosing realized pay of the CEO in our proxy last year and received positive feedback from you, our shareholders, on the additional perspective it brought.
“Realized pay” is compensation actually received by the CEO during the year, excluding any retirement distributions.  It includes salary, current bonus, payouts of previously granted Earnings Bonus Units (EBU), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year.
Amounts for other companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the SCT, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table.
Chart 9 shows the realized pay history compared to reported pay for the CEO’s tenure.
ExxonMobil CEO’s realized compensation averaged 44 percent of reported pay over that period.
2011 is a higher percentage as that was the year the CEO exercised his last stock options that were granted in 2001 and would have expired in 2011.  No stock options have been granted since 2001.
Chart 10 puts in perspective why relying solely on reported pay from the SCT to determine the CEO’s compensation relative to our benchmark companies may not result in the right conclusions.
Realized pay can significantly differ from reported pay for companies that grant stock options and/or have formula-based pay with steep payout factors.
ExxonMobil CEO’s realized pay ranked 11 of 13 among the compensation benchmark companies versus 1 of 13 for reported pay.  The benchmark companies’ realized pay median is almost $24 million and the high is just over $68 million.
•
•
•
•
–
–
–
–
–
–
It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans.  We will, however, include these values in a subsequent chart.

12 **CEO Realized Pay vs. Compensation Benchmark Companies – Annual**

ExxonMobil
Comparator Company Median
Comparator Company Maximum
(dollars in thousands)
80,000
60,000
40,000
20,000
0
2006
2007
2008
2009
2010
2011*
2012
2013

* 39 percent of ExxonMobil CEO's realized pay in 2011 was from the exercise of stock options that were granted in 2001 and expired in 2011. No stock options have been granted since 2001.

12a **CEO Realized Pay and Unrealized Pay vs. Compensation Benchmark Companies – Cumulative**

CEO COMPENSATION
REALIZED PAY AND UNREALIZED PAY (1)
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
14
REALIZED PAY AND UNREALIZED PAY (1)
(1)The figures reflected above are calculated on a different basis from the grant date fair value of awards used in the Summary Compensation Table.  Values for Caterpillar include estimates for FY 2013 as the 2014 proxy had not been filed as of April 15, 2014.  Values for Procter & Gamble include values for the fiscal years ending June 30, 2006, through June 30, 2013.
ExxonMobil CEO’s realized pay is below
the compensation benchmark
companies’ median for most of his
tenure.
CEO's Tenure 2006 to 2013 Rank Percentile Position
Realized Pay
23% 10 of 13
Realized Pay and Unrealized Pay
41% 8 of 13
ExxonMobil
ExxonMobil CEO’s realized pay and
unrealized pay is at the 41
st
percentile of
the compensation benchmark companies.
With pension value and nonqualified
deferred compensation included, the
orientation will be between the 36
th
and
71     percentiles, depending on the method
of quantifying pension values.
st

14
Additional Information
After our disclosure of CEO realized pay in last year’s proxy, we received shareholder feedback requesting a chart on how ExxonMobil
CEO’s realized pay compares to our compensation benchmark companies over multiple years.  We added Chart 12 for this purpose.
– Chart 12 provided new information on CEO realized  pay versus our compensation benchmark companies during the eight years of the
ExxonMobil CEO’s tenure through 2013. ExxonMobil CEO’s realized pay is below the median for most of his tenure.
Following this disclosure, questions have been asked as to how the comparison between ExxonMobil and our compensation benchmark companies might differ if the analysis included both realized pay and unrealized pay granted during the covered years. We filed a supplemental disclosure on April 22, 2014 to respond to this question.  Additional Chart 12a shows the results.
– Chart 12a illustrates that ExxonMobil CEO’s aggregate realized and unrealized granted pay is at the 41 percentile for the period of the ExxonMobil CEO’s tenure through 2013.
–
Depending on how  “pension values” for the 2006 to 2013 period are determined, including pension value and nonqualified deferred compensation together with the realized pay and unrealized award values shown above would place the ExxonMobil CEO between the
36 and the 71 percentiles of the compensation benchmark companies.
Charts 12 and 12a do not adjust for the substantial differences in size, scale, and scope between ExxonMobil and the compensation benchmark companies.
This analysis clarifies the inaccuracy of reports by the media and various other sources in the last few years that ExxonMobil CEO was the highest paid versus comparator companies.
•
•
•
•
•
ExxonMobil CEO would rank in the 36    percentile if pension values are based on eight years of average value per year of pension service,
and in the 71   percentile if pension value is simply calculated by aggregating the positive amounts shown in the annual “Change in
Pension Value” column of the SCT for the covered period.  For companies who have had more than one CEO during this period, the pension values for both paid and accumulated pensions were averaged for this purpose, weighted by the tenure of the respective individual in the CEO position.
th
For this purpose, “unrealized pay” means the current value – not the grant date value used for reporting in the SCT – of outstanding unvested cash and stock-based incentive awards as well as the current market value of unexercised “in the money” stock options granted during the years 2006 to 2013.  Formula-based cash and stock awards were quantified using the target award levels.
st
th
st
st

Earnings Change (Annual Percent Change)

× Two-Thirds*

= Percent Change in Annual Bonus Award Program

14 Percent Change in Earnings vs. Percent Change in Bonus Award Program

ExxonMobil Earnings
Bonus Award Program
(percent)
100
80
60
40
20
0
-20
-40
-60
2002
03
04
05
06
07
08
09
10
11
12
2013

Performance Factors that Determine Annual Bonus
ANNUAL
BONUS
PROGRAM
Bonus Program Formula
The bonus program formula has been consistently
applied in each of the last 12 years, including years in
which earnings declined.
*  The purpose of the two-thirds adjustment is to mitigate the impact of commodity price swings on short-term earnings performance.
The annual bonus is subject to recoupment in the case
of a material negative restatement of ExxonMobil’s
financial or operating results.
3. Half of the annual bonus is delayed until
cumulative earnings per share (EPS) reach a
specified level, further aligning the interests of
executives with sustainable long-term growth in
shareholder value.
2. The bonus program differentiates for individual
performance.
1. The bonus program is determined by annual
earnings.
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
15

15
• We now turn to the design of our compensation program.
• Since 2002, the annual bonus program for more than 1,600 executives worldwide, including the CEO, has been determined based on the annual percentage change in projected net income according to the formula shown.
- The net income (earnings) performance is tempered (two-thirds x earnings) to mitigate the impact of commodity price swings on short-term earnings performance.
• As shown in Chart 14, the bonus program formula has been consistently applied in each of the last 12 years, including years in which earnings declined.  The red line on Chart 12 shows the annual percentage change in earnings and the blue line is the annual change in the bonus program.
• In addition to earnings performance being the basis for the size of the bonus program, there are other performance factors that determine annual bonus.
- Actual individual bonus awards are differentiated based on pay grade and individual performance assessment.
- The annual bonus for the CEO decreased 20 percent in 2013 corresponding to a 27-percent decrease in corporate earnings to $32.6 billion, even though TSR increased to 20.1 percent in 2013.  The bonus is intentionally a small portion of the CEO’s total compensation (13 percent in 2013) to reflect the
Compensation Committee’s continuing emphasis on long-term compensation.
- Half of the annual bonus is delayed until cumulative earnings per share (EPS) reach a specified level, further aligning the interests of executives with sustainable long-term growth in shareholder value.  The
EPS threshold has been raised over the years, from $3.00 per unit in 2001 to $6.25 in 2012/2013.  The purpose of this delay is to strengthen our forfeiture flexibility.
• The annual bonus is subject to recoupment in the case of a material negative restatement of ExxonMobil’s financial or operating results.
• We benchmark the bonus program, along with all other compensation, to ensure alignment with the market.

15 CEO Equity Grant Vesting

Grant Years	Vest Years	**Length of Vesting**
2002–2007[1]	2017 (assuming retirement)	**10–15 years**[2]
2008–2013	2018–2023	**10 years**

–
–
–
–
–

Vesting / Restriction Period
•
The aggregate level of risk increases
with the holding period.
(1) Includes shares granted to the CEO between 2002 and 2005 before his appointment to CEO.
(2) Assuming retirement at age 65 in 2017, 50 percent of shares granted in 2002 will vest at retirement resulting in a 15-year vesting period.  The vesting period for 50 percent of shares granted in 2003 is
14 years; 2004 is 13 years; 2005 is 12 years; 2006 is 11 years; and 2007 is 10 years.
16
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
These extended holding periods have inherent risks unique to ExxonMobil’s compensation program and are not fully quantified in traditional assessment models:
75 percent of the CEO’s reported compensation in 2013 is in restricted stock units with vesting periods far longer than most companies across all industries.
Half of the annual equity award is restricted for 10 years from grant date or until retirement, whichever is later.
•
•
EQUITY
INCENTIVE
PROGRAM
Forfeiture Risk
Business Cycle Risk
Commodity Price Risk
Execution Risk
Stock Price Risk

• ExxonMobil’s equity incentive program aligns with long investment lead times by granting restricted stock units with long vesting periods.
• Shareholders have requested further explanation of the ExxonMobil vesting terms given that half of the stock-based grants require 10 years or longer to vest.
• In 2013, 75 percent of the CEO’s reported compensation is in restricted stock units with vesting periods far longer than most companies across all industries.  Specifically, half of the annual equity award is restricted for 10 years from grant date or until retirement, whichever is later, and the other half is restricted for five years.
• The “10 years or retirement, whichever is later” feature results in senior executives holding equity grants for well over 10 years as illustrated in Chart 15.  Half of the shares granted in 2013 will not vest until 2023, well after retirement.  Vesting is not accelerated for any reason other than death.
• The basis for the size of individual grants includes a rigorous annual performance assessment of individual executives.  The 2013 equity grant to the CEO was based on the performance assessment of the CEO by the Compensation Committee on the operating and financial performance and strategic business results outlined earlier.
• The long holding periods are significant in that, unlike the typical three-year formula-based programs, the ExxonMobil senior executive cannot monetize compensation in a short period of time at the expense of long-term shareholders by taking short-term optimization actions to achieve a higher compensation payout.
• These extended holding periods amplify the risks of the program and are not fully quantified in traditional assessment models. These risks include:
• The aggregate level of risk increases with the holding period.  We believe the current method with unparalleled vesting periods provides a much higher risk profile than the more typical three-year formula-based incentive awards.
16
–
–
–
–
–
Stock Price Risk
Execution Risk
Commodity Price Risk
Business Cycle Risk
Forfeiture Risk

13 **Scale of ExxonMobil vs. Compensation Benchmark Companies**[4]

(dollars in billions)	Revenue[5]	Market Capitalization	Assets[6]	Net Income[7]	Capital Expenditures[7]
Comparator Companies					
Median	$ 93	$ 190	$ 143	$ 13.4	$ 4.3
90th Percentile	$ 147	$ 256	$ 274	$ 21.9	$ 20.5
ExxonMobil	**$ 390**	**$ 439**	**$ 347**	**$ 32.6**	**$ 42.5**
ExxonMobil Rank (Percentile)	100	100	100	100	100
ExxonMobil – Multiple of Median	**4.2x**	**2.3x**	**2.4x**	**2.4x**	**9.9x**

(4) Financial data estimated based on publicly available information. Market capitalization is as of December 31, 2013.
(5) Trailing twelve months (TTM); excludes excise taxes and other sales-based taxes, if applicable.
(6) Excludes General Electric due to lack of comparability resulting from how assets are quantified and reported for its financial business.
(7) Trailing twelve months (TTM).
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
17
S
CALE AND
S
COPE OF
E
XXON
M
OBIL

•
With that, I will turn it over to David to cover the Compensation Committee’s consideration of the compensation program before we get to the questions.
17
Chart 13 puts in perspective the scale, scope, and complexity of ExxonMobil  versus our comparator companies.  The geographic scope involves conducting business in over 120 countries and territories.
In determining compensation levels, the Compensation Committee places the most emphasis on individual performance and business results.
The Committee also believes that the compensation program should recognize that our senior executives are responsible for managing a larger investment on behalf of shareholders relative to that of most other large, publicly traded companies.  Size and complexity of
ExxonMobil are considered among several factors.
•
•

EXXONMOBIL PROGRAM VS. FORMULA-BASED PAY

16 Formula-Based Payout Factors

Relative 3-Year TSR Rank	Payout as a Percentage of Target
Rank 1	***200%***
Rank 2	150%
Rank 3	75%
Rank 4	0%
Rank 5	**0%**

Potential Misalignment of Formula-Based Pay with Long-Term Shareholder Experience
A typical approach to formula-based
compensation.
The ExxonMobil method of granting equity awards will result in executives seeing a one-for-one change in compensation through stock price that coincides with the experience of the long-term shareholder.
There is potential for an alternate formula-based program to result in unintended consequences including:
Compensation that is misaligned with the gains or losses
incurred by long-term shareholders through the use of steep payout factors.
A focus on short-term results at the expense of long-term sustainable growth in shareholder value.
Undermining the critical importance of sustainable risk management strategies.
A shorter payout period due to the practical inability to forecast events much beyond the typical three-year vesting period.
Undermining of the executive retention strategy.
Compensation paid out or realized that differs significantly from grant values.
•
•
•
•
•
•
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR 18

18
Thanks, Randy.
As mentioned earlier, some shareholders have suggested that ExxonMobil consider a formula-based methodology based on three-year TSR versus the industry.  Chart 16 shows a typical approach to this formula-based methodology.
The Compensation Committee reviewed and assessed this approach and determined that there is a potential for such a program to result in the following unintended consequences:
A risk/reward profile that is misaligned with that of long-term shareholders due to the use of steep payout factors, e.g., a one-point TSR difference over benchmark companies could result in a payout of 200 percent regardless of the absolute value of TSR.
With just a three-year vesting, executives can monetize compensation in a short period of time at the expense of long-term shareholders by taking short-term optimization actions to achieve a higher compensation payout.  ExxonMobil senior executives on the other hand, with the program’s long vesting periods, are held accountable for those decisions that they make.

A formula-based plan by design necessitates a shorter payout period due to the practical inability to forecast events much beyond the typical three-year vesting period.  However, in the oil and gas industry, management decisions on large, capital-intensive projects affect financial and operating results for decades into the future.
The shorter payout period does not reinforce our retention strategy.  ExxonMobil’s retention strategy in combination with our management development and succession planning programs helps achieve continuity of leadership and competitive advantage.
Compensation paid out or realized could also differ significantly from grant values as shown in the prior charts.
The ExxonMobil method of granting equity or stock-based awards will result in ExxonMobil executives seeing a one-for-one change in compensation through stock price that coincides with the experience of the long-term shareholder.
•
•
•
–
–
–
–
Given the nature of our industry, the steep leverage of a formula-based approach does not reinforce the critical importance of sustainable risk management strategies.

EXXONMOBIL PROGRAM VS. FORMULA-BASED PAY

17 Integration of Project Net Cash Flow and Compensation Program Design
Payout Profiles for Annual Grants of 100 Shares
Left Index:
Project Net Cash Flow
(billions of dollars)
Right Index:
ExxonMobil
Alternate
(number of shares)
1.5
1.0
0.5
0
-0.5
-1.0
-1.5
-2.0
-2.5
300
200
100
0
-100
-200
-300
-400
-500
Retirement assumed in Year 12
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21
YEAR

Potential Misalignment of Formula-Based Pay with ExxonMobil’s Business Model
The ExxonMobil design of granting and vesting stock-based awards better aligns with the long-term investment lead times and risks of our business.
Annual investment required and cash flow generated by a typical ExxonMobil project.
ExxonMobil equity program: 50 percent of an annual grant of restricted stock or restricted stock units vests in 10 years or retirement, whichever is later, and the other 50 percent vests in five years.
Hypothetical alternate program: Percent of target shares that pay out are shown in Chart 16 and depend on ExxonMobil’s relative three-year TSR rank versus our primary competitors: Royal Dutch Shell, BP, Chevron, and Total.
TSR ranking has been determined by a Monte Carlo simulation that applies equal probability to each rank position. The Monte Carlo simulation method is consistent with U.S. GAAP accounting principles for valuing performance stock awards.
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
19
•
•
• Approximately 70 percent of cumulative
stock-based awards granted over the
illustrated time period for the ExxonMobil
program will remain unvested and at risk
during employment, versus approximately
30 percent for the alternate program.
• After retirement, the ExxonMobil senior
executive will continue to have grants
unvested and at risk of forfeiture for 10
years.

19
• The ExxonMobil compensation program supports the ExxonMobil business model.  To illustrate that, let’s take a look at Chart 17.
- The purple line shows the project net cash flow of a typical ExxonMobil project, and the red and blue lines show the payout profiles of the ExxonMobil stock-based program and the alternate formula-based program, respectively.
- On this chart, to better demonstrate the difference in pace of payout, the total number of shares paid out under both compensation programs is the same.
- Chart 17 illustrates how the ExxonMobil design of granting and vesting stock-based awards better aligns with the long-term investment lead times and risks of our business.
- By contrast, the high degree of variability and earlier payout of the alternate formula-based program are misaligned with the investment profile of a typical ExxonMobil project and could result in an overemphasis on short-term business performance at the expense of sustainable risk management and long-term business results.
• Approximately 70 percent of a senior executive’s cumulative shares granted over the illustrated time period will be unvested and at risk during employment under the ExxonMobil program, versus approximately 30 percent for the alternate case.
• Even after retirement, the ExxonMobil senior executive will continue to have shares unvested and at risk of forfeiture.
• Sustainable growth in shareholder value relies on strong alignment between the design of compensation and the
ExxonMobil investment profile.  The Compensation Committee believes the current ExxonMobil compensation program does that.

Summary
The Compensation Committee on multiple occasions has carefully analyzed alternative methods of granting stock-based awards and recognizing business performance and, for the reasons mentioned above, believes that a formula-based plan would not deliver the desired results for ExxonMobil or its shareholders.
The Committee believes that the current ExxonMobil stock-based program achieves the following:
Retention:
Supports continuity of leadership by encouraging a career
orientation.
Performance and
Results:
Keeps executives focused on delivering industry-
leading results; and
Alignment:
Links financial gains or losses of each executive to the experience
Accountability:
Holds senior executives accountable for many years, extending
EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
20
model;
of the long-term shareholder and aligns strongly with ExxonMobil business well beyond retirement date, with long vesting periods;

The Compensation Committee on multiple occasions has carefully analyzed alternative methods of granting stock-based awards and recognizing business performance and, for the reasons mentioned above, believes that a formula-based plan would not deliver the desired results for ExxonMobil or its shareholders.  (Cover points on slide)
20

EXXONMOBIL
2014
EXECUTIVE COMPENSATION OVERVIEW WEBINAR
21
Vote ‘FOR’ Item 3: Advisory Vote to Approve Executive Compensation
• ExxonMobil’s compensation program supports a business model that has weathered volatile commodity prices and industry business cycles for many years.
• Our compensation program has contributed to a culture of performance, integrity, reliability, and consistency.
• The Company has taken additional steps to address questions raised by shareholders including, on multiple occasions, careful consideration of alternative methods of granting stock-based awards.
• Our compensation program is designed to ensure that executives maintain an unwavering focus on the long-term performance of the business and the interests of shareholders.
• We believe ExxonMobil’s business model and supporting compensation program will continue to serve shareholders well in the future.
YOUR VOTE IS IMPORTANT:  PLEASE VOTE ‘FOR’
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

• In conclusion, ExxonMobil’s compensation program supports a business model that has weathered volatile commodity prices and industry business cycles for many years and consistently generated industry-leading financial and operating performance and shareholder returns over a very long time.
• The compensation program contributes to a culture of performance, integrity, reliability, and consistency.  We hope that you as shareholders recognize that the compensation program has been a key ingredient in achieving these objectives.
• The Company has taken additional steps to address questions raised by shareholders including, on multiple occasions, careful consideration of alternative methods of granting stock-based awards.
• Our compensation program is designed to ensure that executives maintain an unwavering focus on the long-term performance of the business and the interest of shareholders.
• On behalf of your Board of Directors, we recognize your vote is important and encourage you to carefully consider the information provided today and vote FOR the advisory vote to approve executive compensation.
21

General Information

Corporate Headquarters
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039-2298

Additional copies may be
obtained by writing or phoning:
Phone: 972-444-1000
Fax: 972-444-1505

Shareholder Relations
Exxon Mobil Corporation
P.O. Box 140369
Irving, TX 75014-0369

Market Information
The New York Stock Exchange is the principal exchange on which Exxon Mobil Corporation common stock (symbol XOM) is traded.

Annual Meeting
The 2014 Annual Meeting of Shareholders will be held at 9:30 a.m. Central Time on Wednesday, May 28, 2014, at:

The Morton H. Meyerson Symphony Center
2301 Flora Street
Dallas, TX 75201

An audio webcast with a slide presentation will be provided on the Internet at exxonmobil.com. Information about the webcast will be available one week prior to the event.

EXXONMOBIL ON THE INTERNET

A quick, easy way to get information about ExxonMobil
ExxonMobil publications and important shareholder information are available on the Internet at *exxonmobil.com*:

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ExxonMobil

EXXONMOBIL 2014 EXECUTIVE COMPENSATION OVERVIEW WEBINAR 22 QUESTIONS & ANSWERS

That concludes our prepared remarks. We would now be happy to take your questions. 22